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                                                                    Exhibit (11)
                                 STEPAN COMPANY
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
        For the Three and Nine Months Ended September 30, 1996 and 1995
                                   Unaudited



(In Thousands, except per share amounts)               Three Months Ended    Nine Months Ended
                                                          September 30          September 30
                                                      --------------------  --------------------
                                                         1996       1995       1996       1995
                                                      ---------  ---------  ---------  ---------
Computation of per Share Earnings
---------------------------------
Net income                                            $   4,202  $    (550) $  15,010  $  10,977
Deduct dividends on preferred stock                         267        267        801        802
                                                      ---------  ---------  ---------  ---------
Income applicable to common stock                     $   3,935  $    (817) $  14,209  $  10,175
                                                      =========  =========  =========  =========
Weighted average number of shares outstanding            10,007      9,998     10,017      9,976

Per share earnings*                                   $   0.393  $  (0.082) $   1.418  $   1.020
                                                      =========  =========  =========  =========
Computation of Per Share Primary Earnings
-----------------------------------------
Income applicable to common stock (A)                 $   3,935        N/A  $  14,209  $  10,175
                                                      =========  =========  =========  =========
Weighted average number of shares outstanding            10,007                10,017      9,976
Add net shares issuable from assumed exercise
  of options (under treasury stock method)                  265                   235        171
                                                      ---------             ---------  ---------

Shares applicable to primary earnings                    10,272                10,252     10,147
                                                      =========             =========  =========

Per share primary earnings*                           $   0.383             $   1.386  $   1.003
                                                      =========             =========  =========
Dilutive effect                                            2.5%                  2.3%       1.7%

Computation of Per Share Fully Diluted Earnings
-----------------------------------------------
Net income (A)                                        $   4,202        N/A  $  15,010  $  10,977
                                                      =========  =========  =========  =========
Weighted average number of shares outstanding            10,007                10,017      9,976
Add net shares issuable from assumed exercise
 of options (under treasury stock method)                   265                   243        171
Add weighted average shares issuable from
 assumed conversion of convertible preferred stock          887                   887        888
                                                      ---------             ---------  ---------

Shares applicable to fully diluted earnings              11,159                11,147     11,035
                                                      =========             =========  =========

Per share fully diluted earnings*                     $   0.377             $   1.347  $   0.995
                                                      =========             =========  =========

Dilutive effect                                            4.1%                  5.0%       2.5%

(A) Due to the net loss for the three months ended September 30, 1995, any assumed conversion of common stock equivalents and convertible preferred stock would have been antidilutive. Accordingly, dilutive calculations of per share earnings were not applicable pursuant to APB No. 15.
__________
*  Rounded

This calculation is submitted in accordance with Regulation  S-K, item
601(b)(11).